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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


                  Date of Report: July 19, 2000
                (Date of earliest event reported)


               Inland's Monthly Income Fund, L.P.
     (Exact name of registrant as specified in the charter)


      Delaware               0-16790              36-3525989
(State or other       (Commission File No.)  (IRS Employer
jurisdiction of                              Identification No.)
incorporation)
                      2901 Butterfield Road
                    Oak Brook, Illinois 60523
            (Address of Principal Executive Offices)


                         (630) 218-8000
       (Registrant's telephone number including area code)


                         Not Applicable
  Former name or former address, if changed since last report)


















Item 2.  Acquisition or Disposition of Assets

On July 19, 2000, the Partnership sold one of its assets, the McHenry Shopping Center, located at 410 W. Elm, McHenry Illinois, to Richard Heidner, an unaffiliated individual, for $3,290,000, on an all cash basis. The property had a basis of approximately $2,459,000, resulting in a gain of approximately $674,000, net of closing costs. Net sales proceeds will be distributes to the Limited Partners during the third quarter of 2000.


Item 7. Financial Statements and Exhibits

(a)  Financial Statements.  Not Applicable

(b)  Pro Forma Financial Information - Narrative

As a result of the sale of the property, prospectively there will be no property operations included in the financial statements of the Partnership relating to this property. The following sets forth the amounts of selected accounts in the financial statements of the Partnership relating to this porperty.

                              For the year
                                  ended
                         December 31, 1999

Rental Income                      $412,407
Operating Expenses                   275,583
Depreciation                         150,124
Net Loss                         (13,300)






































SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Inland's Monthly Income Fund, L.P.
                              (Registrant)

                              By:/s/ KELLY TUCEK

                              Kelly Tucek
                              Principal Financial Officer,
                              and Principal Accounting Officer

                              Date:  August 2, 2000